UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2015

THE BABCOCK & WILCOX COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	001-34658	80-0558025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE
SUITE 700
CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

We held our annual meeting of stockholders (the “Annual Meeting”) on May 1, 2015. A brief description of and the final vote result for each matter voted on at the Annual Meeting are set forth below. Each matter is described in more detail in our Proxy Statement filed with the U.S. Securities and Exchange Commission on March 20, 2015.

Proposal 1: Election of three Class II directors to serve a three-year term:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jan A. Bertsch	89,101,071	7,251,423	5,507,450
Thomas A. Christopher	95,549,700	802,794	5,507,450
Stephen G. Hanks	89,762,779	6,589,715	5,507,450

Proposal 2: Advisory vote to approve the compensation of our named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,918,845	21,722,382	5,711,267	5,507,450

Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015:

Votes For	Votes Against	Abstentions
101,116,129	424,455	319,360

There were no broker non-votes for Proposal 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BABCOCK & WILCOX COMPANY

By:	/s/ David S. Black
David S. Black
Vice President and Chief Accounting Officer

May 5, 2015

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